Exhibit 99.1

March 8, 2011

Dear OncoVista Shareholders,

OncoVista Innovative Therapies, Inc. (“OncoVista”) is moving full-speed ahead in executing our strategy to develop targeted, safer and more efficacious cancer treatments with reduced or no toxicity.  As a result of the divestiture last November of our majority holding in our German subsidiary AdnaGen AG, OncoVista may receive as much as $64.7 million in cash, contingent upon the successful achievement of various clinical, regulatory, sales and balance sheet milestones.

We have already received the first payment from the sale, which, after satisfying certain outstanding liabilities, is being used to fund the on-going development of our existing compounds.  It will make possible the acquisition or licensing of other promising compounds or diagnostic technologies in our pursuit of more safe, effective targeted cancer fighting agents.

Our focus is on targeted cancer treatments, that is, developing drugs that are safer and more likely to help an individual patient and thereby eliminating the negative toxic effects of catch-all-cocktails, which may not be effective for the individual cancer patient.

The fact that a highly efficacious treatment for one patient is often ineffective for another, despite an identical diagnosis, is propelling the drive to find more targeted, more personalized cancer therapies.  OncoVista is dedicated to finding the drugs that are more likely to match the particular characteristics of a patient’s cancer to help relieve unnecessary suffering.

Now, here is an update on where we stand in the development of our existing compounds.

OVI-123 is a compound for the treatment of leukemia that can be identified with the biomarker TdT, that is, refractory deoxynucleotidyltransferase.  The compound has been granted orphan drug status by the US Food & Drug Administration.  We are in the process of reinitiating the Phase I/II trial to determine the maximum tolerated dose.

OVI-117 is a compound for the treatment of solid tumors, found in the breast, colon and prostate, with the biomarker TS, that is, Thymidylate Synthase.  We are completing animal testing and preparing the IND submission and we expect to launch a Phase I trial in the third quarter of 2011.

In our plans to expand our drug candidate portfolio, we are scrutinizing opportunities to license or acquire other compounds or diagnostic technologies that we believe will meet our criteria—finding treatments that are highly targeted with low- or no-toxicity.  We are reviewing several promising compounds/technologies and will notify you of any developments on this front.

Michael Moloney, a seasoned pharmaceutical and bio pharma executive with more than 24 years experience in clinical research, drug development, operations and information technology, has joined the OncoVista team as Chief Operating Officer. Michael has the expertise to help OncoVista realize the potential of the compounds we now own and to shepherd new compounds and/or diagnostic technologies through testing.

OncoVista’s management team has a track record of successfully acquiring, developing and managing diagnostic and therapeutic cancer programs.  We believe that we are strongly positioned to be a leader in the new and exciting field of targeted cancer drug development and treatment.

As always, we truly appreciate your continued support of OncoVista and we look forward to an exciting year as we continue to move OncoVista forward.

Sincerely,
Alexander L. Weis, Ph.D.
Chairman, CEO & President

p.s. We are in the process of updating our shareholder database and we would appreciate if you could send your current email address to Michael Moloney @ michael.moloney@oncovista.com

THIS LETTER INCLUDES “FORWARD-LOOKING STATEMENTS” FROM ONCOVISTA THAT MAY OR MAY NOT MATERIALIZE. ALTHOUGH MANAGEMENT BELIEVES THE ASSUMPTIONS ON WHICH THE FORWARD-LOOKING STATEMENTS ARE BASED ARE REASONABLE, FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES AND NO REPRESENTATION IS MADE OR SHOULD BE INFERRED WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF THEM OR THE LIKELIHOOD THAT THEY CAN OR WILL BE ACHIEVED. IN EVALUATING THE FORWARD-LOOKING STATEMENTS, RECIPIENTS SHOULD CONSIDER VARIOUS FACTORS, INCLUDING OUR ABILITY TO CHANGE THE DIRECTION OF ONCOVISTA; OUR ABILITY TO KEEP PACE WITH NEW TECHNOLOGY AND CHANGING MARKET NEEDS; AND THE COMPETITIVE ENVIRONMENT OF OUR BUSINESS. THESE AND OTHER FACTORS MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENT. RECIPIENTS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON THE ACCURACY OR ADEQUACY OF THE FORWARD LOOKING STATEMENTS.